                                                                  Exhibit (d)(3)

                                           FOX & HOUND RESTAURANT GROUP
                                           1551 N. Waterfront Parkway, Suite 310
                                           Wichita, KS 67206

                                           December 13, 2005

VIA FACSIMILE

F&H Acquisition Corp.
Newcastle Partners, L.P.
Steel Partners II, L.P.
c/o Olshan Grundman Frome Rosenzweig
    & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022

Attention:     Mark E. Schwarz

Ladies and Gentlemen:

     Fox & Hound Restaurant Group (the "COMPANY") (together with its affiliates, the  "COMPANY") has received a letter from you dated December 12, 2005 regarding a possible transaction  ("TRANSACTION") with you involving the Company. You have requested certain nonpublic information from the Company concerning the business and operations of the Company for use in your  consideration of the Transaction.
As a condition to such information being furnished to you and/or your directors, officers,  employees,  affiliates,  agents,  auditors  or  advisors  (including, without limitation, attorneys,  accountants,  consultants, bankers and financial advisors) (collectively,  your "AFFILIATES"),  you agree to treat confidentially any and all information concerning the Company (whether prepared by the Company, its  advisors  or  otherwise)  furnished  to you,  whether in  written,  oral or electronic  form,  by or on  behalf of the  Company,  its  officers,  employees, affiliates, representatives, agents or advisors (the "REPRESENTATIVES"), whether directly or indirectly,  whether before or after the date hereof  (collectively, the "EVALUATION MATERIAL").

     1.   The term  "EVALUATION  MATERIAL" shall be deemed to include all notes, analyses, compilations,  studies, interpretations or other documents prepared by you or your  Affiliates  that  contain,  are  based  upon or  otherwise  reflect information  furnished to you or your  Affiliates  pursuant to the terms of this letter agreement.  The term "Evaluation  Material" does not include  information that (i) is now (or hereafter becomes)  generally  available to the public other than as a result of a disclosure  by you or any of your  Affiliates  or (ii) was available to you on a  nonconfidential  basis prior to its  disclosure to you by the Company or becomes available to you on a nonconfidential basis from a source other than the  Company or its  Representatives,  if such source is not known by you to be bound by a confidentiality obligation.

F&H Acquisition Corp.
Newcastle Partners, L.P.
Steel Partners II, L.P.
December 13, 2005

     2.   You hereby agree that the Evaluation  Material will be used solely for the  purpose  of  evaluating  a  Transaction  and  that you  will  preserve  the confidentiality  of all  Evaluation  Material  and will not  disclose any of the
Evaluation  Material  to any  person  or  entity;  provided,  however,  that the
Evaluation  Material may be disclosed to those of your  Affiliates to the extent that they (a) need access to the Evaluation  Material for purposes of evaluating a  Transaction  and (b) have been  informed  of the  confidential  nature of the
Evaluation  Material and agreed to be bound by the terms hereof.  If you or your
Affiliates are required (by discovery demand,  legal proceeding or other similar process) to disclose any  Evaluation  Material,  you may disclose such requested
Evaluation  Material without liability  hereunder provided you shall (i) provide the Company with written  notice of any such  requirement as soon as practicable so that the Company may seek a protective order or other appropriate  remedy and
(ii) prior to disclosing such material,  request that confidential  treatment be accorded such information.

     3.   Without the prior  written  consent of the Company,  you will not (and you will direct your  Affiliates  not to) disclose to any person either the fact that  discussions or negotiations  are taking place  concerning a Transaction or any terms,  conditions or other facts with respect to any Transaction (including without  limitation the status thereof or the fact that Evaluation  Material has been  made  available  to  you),  except  as  otherwise  required  by law or the applicable  rules of any national  securities  exchange or  automated  quotation system.

     4.   You hereby acknowledge that the Evaluation Material is being furnished to you in  consideration  of your agreement that you will not, at any time prior to the second anniversary of the date of this letter agreement, recruit, solicit or hire for  employment  any  officer or senior  manager of the  Company (or any employee of any company  which  controls,  is under common  control  with, or is controlled  by the  Company  with  whom  you  have had  substantive  contact  in connection with the process  contemplated by this letter agreement) or otherwise interfere with any such employee's employment  relationship with the Company (or such other  company).  This paragraph  shall not restrict you from hiring anyone who has responded to general solicitations regarding magazines and newspapers.

     5.   Although  the  Company  has  endeavored  to include in the  Evaluation
Material  information  believed to be relevant for purposes of your inquiry, you agree that  neither  the  Company  nor any of its  Representatives  has made any
representation  or  warranty,   express  or  implied,  as  to  the  accuracy  or
completeness of any Evaluation Material.  You agree that none of the Company nor any of its  Representatives  shall have any  liability  to you arising  from any
Evaluation  Material or use  thereof,  except as may be provided in a definitive agreement relating to the Transaction.

     6.   You   hereby   acknowledge   that  you  are   aware   (and  that  your
Representatives  who are  apprised of this matter  have been  advised)  that the
United States securities laws prohibit you, your  Representatives and any person or entity that has received  material  non-public  information about the Company from purchasing or selling  securities of the Company or from communicating such

F&H Acquisition Corp.
Newcastle Partners, L.P.
Steel Partners II, L.P.
December 13, 2005

information to any person under  circumstances under which such other person may be expected to purchase or sell securities of the Company.

     7.   Upon request at any time from the Company, you will promptly return to the Company or destroy all written  Evaluation  Material  and all other  records
(regardless of form)  containing or reflecting any information in the Evaluation
Material (whether prepared by the Company or its  Representatives  or otherwise)
and you will not retain any copies,  extracts or other reproductions in whole or in part of such  written  material  or  other  records.  You  will  destroy  all documents,  memoranda, notes and other records (regardless of form and including all  copies  thereof)  that  reflect,  or were  prepared  on the basis  of,  the
Evaluation  Material and you will certify such  destruction  to the Company in a certificate signed by an authorized  officer who has personally  supervised such destruction.

     8.   You agree that,  unless and until a definitive  agreement  between you and the  Company or its  shareholders  with  respect to a  Transaction  has been executed and delivered,  none of the Company,  its shareholders or you will have any legal  obligation with respect to a Transaction,  except for the obligations stated in this letter  agreement.  This letter  agreement  sets forth the entire agreement and  understanding  of the parties  hereto,  and  supersedes all prior agreements  and  understandings  between the parties  hereto with respect to the transactions contemplated hereby.

     9.   This letter  agreement shall be binding upon, inure to the benefit of, and be  enforceable by the parties  hereto and their  respective  successors and assigns. Neither this letter agreement nor any provision hereof may be waived or amended  except by an  instrument  in writing  signed by the party against which enforcement of such waiver or amendment is sought.

     10.  You agree to be responsible for any breach of this letter agreement by you or your Affiliates.

     11.  You acknowledge and agree that any breach or threatened breach of this
Agreement  will cause  irreparable  material  injury to the Company,  that money damages  would not be a sufficient  remedy for any breach of this  Agreement and that, in the event of any breach or threatened  breach of this letter agreement, in addition to all other applicable  remedies,  the Company shall be entitled to specific  performance  and  equitable  relief  (including  without  limitation a temporary  restraining order and injunctive  relief),  without being required to prove damages or furnish any bond or other security.

     12.  Under  no  circumstances   should  any  Representative,   shareholder,
creditor,  supplier,  or franchisee of the Company be contacted directly without the prior consent of the Company.

F&H Acquisition Corp.
Newcastle Partners, L.P.
Steel Partners II, L.P.
December 13, 2005

     13.  This letter  agreement  shall be governed by and  construed  under the internal laws of the State of New York, without giving effect to any conflict of law  principles.  The term of this  agreement  shall be two years  from the date hereof.

     We appreciate your consideration of a Transaction. If this letter agreement correctly  states your  agreement  with us,  please  confirm  that  agreement by signing in the space below and returning this letter agreement to the Company.

                                           Sincerely,

                                           FOX & HOUND RESTAURANT GROUP

                                           By: /s/ Steven M. Johnson
                                               ---------------------------------
                                               Steven M. Johnson, President

Acknowledged and Agreed
as of the date first above written:

F&H ACQUISITION CORP.

By: /s/ Mark E. Schwarz
    ---------------------------------
Name: Mark E. Schwarz
Title: President and Chief Executive Officer

NEWCASTLE PARTNERS, L.P.

By: Newcastle Capital Management, L.P.,
    its General Partner
By: Newcastle Capital Group, L.L.C.,
    its General Partner

By: /s/ Mark E. Schwarz
    ---------------------------------
Name: Mark E. Schwarz
Title: Managing Member

F&H Acquisition Corp.
Newcastle Partners, L.P.
Steel Partners II, L.P.
December 13, 2005

STEEL PARTNERS II, L.P.

By: Steel Partners, L.L.C.
    General Partner

By: /s/ Warren G. Lichtenstein
    ---------------------------------
Name: Warren G. Lichtenstein
Title: Managing Member